Exhibit 10.2

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 21, 2007, is made by and among TRIARC DEERFIELD HOLDINGS, LLC, JONATHAN W. TRUTTER, PAULA HORN, and the JOHN K. BRINCKERHOFF AND LAURA R. BRINCKERHOFF REVOCABLE TRUST, as holders of the Series A Notes referenced below (together with their respective successors and assigns, the “Series A Holders”), SACHS CAPITAL MANAGEMENT LLC, SPENSYD ASSET MANAGEMENT LLLP, and SCOTT A. ROBERTS, as holders of the Series B Notes referenced below (together with their respective successors and assigns, the “Series B Holders”), TRIARC DEERFIELD HOLDINGS, LLC, as collateral agent (the “Initial Collateral Agent” and, together with any replacement or successor agent, the “Collateral Agent”) for the Series A Holders and the Series B Holders (collectively, the “Noteholders”), DEERFIELD & COMPANY LLC (the “Issuer”) and DEERFIELD CAPITAL CORP. (the “Parent”). Capitalized terms used in this paragraph and the following recitals have the meanings ascribed to them in Section 1 of this Agreement.

RECITALS:

                    A.           Concurrently herewith, the Issuer and the Series A Holders have entered into a Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Series A Note Purchase Agreement”) pursuant to which the Issuer will issue to the Series A Holders senior secured notes (the “Series A Notes”).

                    B.           Concurrently herewith, the Issuer and the Series B Holders have entered into a Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Series B Note Purchase Agreement” and, together with the Series A Note Purchase Agreement, the “Note Purchase Agreements”) pursuant to which the Issuer will issue to the Series B Holders senior secured notes in an aggregate principal amount equal to $25,063,445 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

                    C.           Concurrently herewith, the Issuer, the Guarantors (as defined below) and the Collateral Agent have entered into a Guaranty and Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the “Series A Guaranty and Pledge Agreement”) pursuant to which Guarantors have guaranteed the Issuer’s obligations under the Series A Notes and the Issuer and the Guarantors have granted to Collateral Agent, for the benefit of the Series A Holders, a pledge and security interest in the Pledge Collateral described therein.

                    D.           Concurrently herewith, the Issuer, the Guarantors and the Collateral Agent have entered into a Guaranty and Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the “Series B Guaranty and Pledge Agreement” and, together with the Series A Guaranty and Pledge Agreement, the “Guaranty and Pledge Agreements”) pursuant to which Guarantors have guaranteed the Issuer’s obligations under the Series B Notes and the Issuer and the Guarantors have granted to Collateral Agent, for the benefit of the Series B Holders, a pledge and security interest in the Pledge Collateral described therein.

                    E.           The Noteholders wish to appoint the Collateral Agent to serve as collateral agent for the Noteholders under the Guaranty and Pledge Agreements and any Collateral Agreement, and the Collateral Agent wishes to accept such appointment, in each case on the terms set forth herein.

                    F.           The Noteholders wish to set forth their agreement with respect to, among other things, (i) the appointment, duties and responsibilities of Collateral Agent hereunder, (ii) the relative priorities of the Notes and the Liens on the Collateral securing the Notes, (iii) the exercise of remedies with respect to the Collateral, and (iv) the allocation of any payments received and realizations upon the Collateral.

                    NOW THEREFORE, the parties hereto agree as follows:

          SECTION 1.      Definitions. Unless otherwise expressly provided herein, references to Note Documents and other contractual instruments shall be deemed to include all subsequent amendments, restatements, replacements, substitutions, renewals, refinancings, extensions, supplements and other modifications thereto to the extent entered into in accordance with the terms of the Note Purchase Agreements and this Agreement. All terms used in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Note Purchase Agreements (provided that no amendment or modification of such definitions after the date hereof shall be effective for purposes of this Agreement unless Section 3 applies). As used herein (including in the recitals hereof), the following terms shall have the following meanings:

                    “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

                    “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                    “Cash” means the lawful currency of the United States of America.

                    “Claims” means the Series B Claims and the Series A Claims.

                    “Collateral” means all collateral pledged or secured by the Collateral Documents.

                    “Collateral Documents” means the Guaranty and Pledge Agreements and any other instrument or agreement pursuant to which a security interest is granted for the purpose of securing any Claims.

                    “DIP Financing” has the meaning assigned to that term in Section 2.5(d) hereof.

                    “Enforcement Action” means, with respect to the Collateral: exercising any rights or remedies, including, without limitation, repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; commencing or prosecuting the enforcement with respect to such Collateral of any of the rights and remedies under any of the applicable agreements or documents to which such Secured Party is a party or applicable laws; offering or proposing to apply any of the Claims as a credit on account of the purchase price for any Collateral payable at any public or private sale of the Collateral; appropriating, setting off, recouping or applying any part or all of such Collateral in the possession of, or coming into the possession of, the Collateral Agent or any Noteholder, or its agent or bailee, to any portion of the Claims; or exercising any other rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under the Bankruptcy Code. As used herein, “Enforcement Action” shall not include (i) acceleration of debt, (ii) filing notice or voting claims in any Insolvency

Proceeding, (iii), taking any action necessary to preserve Liens that are not otherwise prohibited this Agreement, (iv) the commencement of any Insolvency Proceeding, (v) filing suit or taking other actions for the purpose of enforcing Series A Claims so long as such suit or actions do not pertain to, rely on or seek to realize on Liens or Collateral.

                    “Guarantor” means Parent and all other existing and future Subsidiaries of the Parent who are made party to the Guaranty and Pledge Agreements.

                    “Guaranty and Pledge Agreements” has the meaning assigned to that term in the recitals to this Agreement.

                    “Insolvency Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Note Party as a Note Party, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Note Party as a Note Party or with respect to any substantial part of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Note Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Note Party.

                    “Issuer” has the meaning assigned to that term in the introductory paragraph hereof.

                    “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing

                    “Maximum First Lien Principal Amount” means the original issue price of the Series B Notes, less principal payments received, plus the amount of interest paid in kind or otherwise capitalized, plus, in the event any DIP Financing is provided, an incremental amount equal to $5,000,000.

                    “Note Documents” means, collectively, the Series B Note Documents and the Series A Note Documents, as applicable.

                    “Note Parties” means the Issuer and the Guarantors. “Note Party” means the Issuer or any Guarantor.

                    “Note Purchase Agreements” has the meaning assigned to that term in the recitals to this Agreement.

                    “Paid in Full”, “Payment in Full” or words to similar effect means the payment and performance in full in cash of all referenced Claims (other than contingent indemnification claims as to which no claim has been asserted), including, without limitation, principal, interest, costs (including but not limited to post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law).

                    “Parent” has the meaning assigned to that term in the recitals to this Agreement.

                    “Payment Blockage Notice” has the meaning set forth in Section 2.1(b) .

                    “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether Federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                    “Proceeds” has the meaning given to such term in the UCC.

                    “Pro Rata Share” means, with respect to each Noteholder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of all outstanding Notes held by such Noteholder at such time and the denominator of which is the Total Outstandings at such time.

                    “Reorganization Security” means equity, debt or other securities of a Note Party received by a Series A Holder in respect of Series A Claims pursuant to a plan of reorganization in any Insolvency Proceeding that are subordinated, to at least to the same extent that the Series A Claims are subordinated to the Series B Claims pursuant to the terms of this Agreement, to the Series B Claims and all equity, debt or other securities received by Series B Holders in respect of Series B Claims, and which securities have maturities and other terms no less advantageous to the Series B Holders than the terms contained in the Series A Note Documents.

                    “Repriority Claims” means the Sachs Repriority Claims and the Roberts Repriority Claims, as the case may be.

                    “Repriority Claims Purchase Event” means any purchase by any Series A Holder of any Repriority Claims pursuant to Section 2.9(b) .

                    “Repriority Event” shall mean that, on or prior to June 30, 2008, (a) Sachs Capital Management LLC (and/or its successors and assigns in ownership of Series B Notes, collectively) has received one or more principal payments in respect of the Series B Notes issued to it in an aggregate amount not less than $9,220,584, (b) Spensyd Asset Management LLC (and/or its successors and assigns in ownership of Series B Notes, collectively) has received one or more principal payments in respect of the Series B Notes issued to it in an aggregate amount not less than $779,416, (c) Scott A. Roberts (and/or his successors and assigns in ownership of Series B Notes, collectively) has received one or more principal payments in respect the Series B Notes issued to him in an aggregate amount not less than $2,858,453, (d) each such payment of principal shall be accompanied by payment in full of all interest accrued on such amount as of the date of such repayment and (e) no Insolvency Proceeding shall be pending at the time such funds are received. For avoidance of doubt, if a Repriority Event does not occur on or before June 30, 2008, then no Repriority Event shall be deemed to occur after such date. Alternatively, the Repriority Event shall be deemed to have occurred if all Repriority Claims have been purchased pursuant to Section 2.9(b) on or prior to June 30, 2008 and no Insolvency Proceeding shall be pending at the time such purchase occurs. For avoidance of doubt, if Notes are assigned prior to a Repriority Event, then the payments specified above to be made to an above-referenced Noteholder will be allocated pro rata among such Noteholder and its successors and assigns on a pro rata basis in respect of the principal amount of Notes held by them on the date principal payments are received.

                    “Required Noteholders” means, as of any date of determination, the Noteholders with Notes having an aggregate principal amount outstanding in excess of 50% of the Total Outstandings.

                    “Roberts Repriority Claims” means the payments described in clause (c) of the definition of Repriority Event.

                    “Sachs Repriority Claims” means the payments described in clause (a) and (b) of the definition of Repriority Event.

                    “Secured Party” means each Secured Party under, and as defined in, (i) the Series A Guaranty and Pledge Agreement and (ii) the Series B Guaranty and Pledge Agreement.

                    “Series A Administrative Holder” means Triarc Companies Inc. and its successors and assigns in such capacity.

                    “Series A Claims” means all present and future claims of any one or more of Series A Holders against the Note Parties, or any of them, for the payment of money arising out of or related to the Series A Note Documents, any refinancing, replacement, refunding or restatement of all or any portion thereof, including, without limitation, all claims for principal and interest (including but not limited to post-petition interest, fees and costs even if such interest fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law), indemnification obligations and reimbursement of fees, costs and expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated. For so long as Section 2 applies, the principal amount of Series A Claims shall not exceed the original issue price of the Series A Notes, less principal payments received, plus the amount of interest paid in kind or other capitalization of interest.

                    “Series A Event of Default” means an Event of Default as defined in the Series A Note Documents (or any other event entitling the Series A Noteholders to accelerate the Series A Notes).

                    “Series A Holders” has the meaning assigned to that term in the introductory paragraph hereof.

                    “Series A Liens” means all Liens securing Series A Claims.

                    “Series A Note Documents” means the “Note Documents” as defined in the Series A Note Purchase Agreement, including, without limitation, the Series A Guaranty and Pledge Agreement.

                    “Series A Note Purchase Agreement” has the meaning assigned to that term in the recitals to this Agreement.

                    “Series B Administrative Holder” means Spensyd Asset Management LLLP and its successors and assigns in such capacity.

                    “Series B Claims” means all present and future claims of any one or more of Series B Holders against the Note Parties, or any of them, for the payment of money arising out of or related to the Series B Note Documents, any refinancing, replacement, refunding or restatement of all or any portion thereof, including, without limitation, all claims for principal and interest (including but not limited to post-petition interest, fees and costs even if such interest fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law), indemnification obligations and reimbursement of fees, costs and expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated. For so long as Section 2 applies, the principal amount of Series B Claims shall not exceed the Maximum First Lien Principal Amount.

                    “Series B Covenant Default” means any Event of Default under the Series B Note Documents that is not a Series B Payment Default.

                    “Series B Holders” has the meaning assigned to that term in the introductory paragraph hereof.

                    “Series B Liens” means all Liens on the Collateral securing Series B Claims.

                    “Series B Note Documents” means the Series B Note Purchase Agreement and the “Note Documents” as defined in the Series B Note Purchase Agreement, including, without limitation, the Series B Guaranty and Pledge Agreement.

                    “Series B Note Purchase Agreement” has the meaning assigned to that term in the recitals to this Agreement.

                    “Series B Payment Default” means an Event of Default under the Series B Note Documents arising from the failure of any Note Party to make any payment when due.

                    “Standstill Notice” has the meaning assigned to that term in the definition of Standstill Period.

                    “Standstill Period” means the period commencing upon the occurrence of a Series A Event of Default and ending 120 days following the date on which the Series A Administrative Holder shall have provided the Series B Administrative Holder with written notice (a “Standstill Notice”) of the occurrence of such Event of Default, which Standstill Notice shall specify such Event of Default and state that this Standstill Notice is being delivered pursuant to Section 2.1(f) . If a Standstill Notice is delivered specifying a Series A Event of Default, the Series A Event of Default that is specified in the Standstill Notice shall not give rise to a second or subsequent Standstill Period unless such Series A Event of Default has been in the interim cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

                    “Total Outstandings” means, as of any date of determination, the aggregate principal amount of all outstanding Notes as of such date.

                    “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         SECTION 2.      Subordination Terms. Subject to the terms set forth in Section 3, the parties hereto agree as follows:

                    2.1         Debt Subordination.

                              (a)       The Series A Claims and all obligations of the Note Parties under the Series A Note Documents shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior Payment in Full of the Series B Claims. Except as set forth in subsection (b) below, until all Series B Claims have been Paid in Full, (i) no Series A Holder shall be entitled to receive or retain payment of any kind in respect of any Series A Claim and (ii) each Series A Holder agrees not to ask for, demand, accept or receive any payment in respect of any Series A Claim. Nothing in this clause (a) or clause (b), below, will serve to prohibit payment to or receipt by the

Collateral Agent of amounts to which it is entitled in respect of expense reimbursement or indemnification pursuant to this Agreement or any Note Document.

                              (b)       Except as otherwise provided in this clause (b), and only to the extent provided for in the Series A Note Documents in their form existing on the date hereof (without giving effect to any modification thereof), Series A Holders may receive payments of interest on the Series A Notes, expense reimbursements and indemnification payments. Upon the happening of any Series B Payment Default, no Note Party shall be permitted to make, and no Series A Holder shall be entitled to receive from any Note Party, any payment on account of any Series A Claims until the earliest to occur of (i) the date such Series B Payment Default has been waived, cured or otherwise ceases to exist (in each case in accordance with the terms of the Series B Note Documents), and (ii) the date on which all Series B Claims shall have been Paid in Full. Upon (1) the happening of any Series B Covenant Default and (2) the giving of written notice thereof specifying that it is a “Payment Blockage Notice” under this Section 2.1(b) by the Series B Administrative Holder to the Series A Administrative Holder and the Issuer, no Note Party shall be permitted to make, and no Series A Holder shall be entitled to receive from any Note Party, any payment on account of any Series A Claims until the earliest of (i) the 180th day from and including the date the Payment Blockage Notice is delivered, (ii) the date such Series B Covenant Default has been waived or cured or shall otherwise cease to exist (in each case in accordance with the terms of the Series B Note Documents) and (iii) the date on which all Series B Claims shall have been Paid in Full. No more than one Payment Blockage Notice may be delivered pursuant to the preceding sentence during any 360-day period. No facts or circumstances constituting a Series B Covenant Default existing on or prior to the date any Payment Blockage Notice is given may be used as a basis for any subsequent Blockage Notice, unless such Series B Covenant Event of Default has been in the interim cured or waived for a period of not less than 90 consecutive days and subsequently recurs. Notwithstanding anything to the contrary in the foregoing, during any such blockage period described in this clause (b) Series A Holders shall be entitled to (i) add accrued and unpaid interest under the Series A Notes to principal on the Series A Notes, (ii) convert the principal of and accrued interest on the Series A Notes into equity of Parent, if such conversion is made prior to the commencement of any Insolvency Proceeding with respect to any Note Party and (iii) receive Reorganization Securities. Notwithstanding anything to the contrary contained in this Agreement (including any provision of Section 2), any Series A Holder may satisfy all or any portion of its indemnification obligations under Section 11.4 of the Merger Agreement by delivering to the Parent or any of its Affiliates one or more Series A Notes owned by it (or any portion thereof) having an aggregate principal amount equal to the amount of the indemnification payment required to be made by the Sellers’ Representative (as defined in the Merger Agreement) under Section 11.4 of the Merger Agreement.

                              (c)       Without diminishing the foregoing prohibitions, in the event that any Note Party shall make any payment to any Series A Holder in respect of Series A Claims not expressly authorized by subsection (b) above, such payment shall be held in trust by such Series A Holder, for the benefit of the Series B Holders, and shall be paid over immediately (without necessity of demand) to the Series B Administrative Holder, for application in accordance with the Series B Note Documents to the payment of Series B Claims until the same shall have been Paid in Full. In the event of the failure of any Series A Holder to endorse any instrument for the payment of money so received by such Series A Holder, the Series B Administrative Holder is irrevocably appointed attorney-in-fact for the Series A Holders with full power to make such endorsement and with full power of substitution.

                              (d)       Subject to the prior Payment in Full of all Series B Claims, the Series A Holders shall be subrogated to the rights of the holders of Series B Claims to receive payments or distributions of cash, property or securities of the Issuer applicable to the Series B Claims until the Series A Claims shall be Paid in Full; and, for the purposes of such subrogation, no such payments or distributions to the Series B Holders by or on behalf of the Issuer or by or on behalf of the Series A

Holders by virtue of this Section 2 which otherwise would have been made to the Series A Holders shall, as between the Issuer and the Series A Holders, be deemed to be a payment by the Issuer to or on account of the Series B Claims, it being understood that the provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Series A Holders, on the one hand, and the Series B Holders, on the other hand. No Series B Holder shall by virtue of this subrogation (i) owe any fiduciary or similar obligation to any Series A Holder and (ii) be liable to such Series A Holders for any action taken or omitted to be taken by the Series B Holders.

                              (e)       The provisions of this Agreement are for the purpose of defining the relative rights of the Series A Holders on the one hand and the Series B Holders on the other hand with respect to the enforcement of rights and remedies and priority of payment of the various obligations of the Issuers and the other Note Parties to each of them. Nothing herein shall impair, as between the Issuer and each Noteholder, the obligations of the Issuer, which are unconditional and absolute, to pay to the Noteholder thereof the principal and interest on the Notes and any other liabilities encompassed in the Claims, all in accordance with their respective terms, subject to the prior Payment in Full of the Series B Claims as provided for herein.

                              (f)       Notwithstanding any Default or Event of Default in respect of the Series A Claims, until the Series B Claims have been Paid in Full, no Series A Holder shall, without the prior written consent of the Series B Administrative Holder, until the expiration of any applicable Standstill Period: (1) accelerate all or any portion of the Series A Claims; (2) commence or join (unless the Series B Holders shall also join) in any involuntary proceeding against Issuer or any other Note Party under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of any federal or state government; or (3) pursue any remedy or commence any action or proceeding against Issuer or any other Note Party to enforce payment of all or any part of the Series A Claims. Notwithstanding the foregoing, the restrictions in this clause (f) shall cease to apply upon (a) the commencement of any Insolvency Proceeding, (b) the acceleration of the Series B Claims, (c) institution or commencement by the Series B Administrative Holder or any holder of Series B Claims of any remedies against any Note Party in respect of the Series B Claims to enforce payment of, or foreclose upon or exercise other remedies with respect to Collateral or any deed or conveyance of any Collateral to any Series B Creditor in lieu of foreclosure thereof, (d) the final maturity of the Series A Claims or the Series B Claims, or (e) the date that all of the Series B Claims has been Paid in Full.

                              (g)     To the extent that any payment made on the Series B Claims is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause or otherwise, and whether as a result of any demand, settlement, litigation or otherwise (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment that portion of the Series B Claims which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made, and this Section 2 shall be reinstated with respect to such Voided Payment.

                              (h)      Without the necessity of any reservation of rights against or any notice to or further assent by any Series A Holder, (i) any demand for payment of any Series B Claims made by the Series B Holders may be rescinded in whole or in part by the Series B Holders, (ii) the Series B Holders may exercise or refrain from exercising any rights and/or remedies against any Note Party and others, if any, liable under the Series B Claims, and (iii) the Series B Claims and any agreement or instrument evidencing, securing, or otherwise relating to the Series B Claims (including, without limitation, the Series B Note Documents), or any collateral security therefor or guaranty thereof or other right of any nature with respect thereto, may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the Series B Holders in any manner the Series B Holders deem in their best interests, all without impairing, abridging, releasing or affecting in any manner the subordination of the Series A Claims to the Series B Claims provided for herein. Without limiting the foregoing, each Series A Holder waives any and all notice of the creation, amendment, restatement, extension, acceleration, compromise, continuation, waiver, surrender, release or modification of any nature of the Series B Claims, or the Series B Note Documents, and notice of or proof of reliance by any Series B Holder upon the subordination provided for herein.

                              (i)       All Series A Note Documents shall bear a legend disclosing the existence of this Agreement in form and substance substantially similar to the following; provided that any such legend shall be removed following the Repriority Event:

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 21, 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG TRIARC DEERFIELD HOLDINGS, LLC, JONATHAN W. TRUTTER, PAULA HORN AND THE JOHN K. BRINCKERHOFF AND LAURA R. BRINCKERHOFF REVOCABLE TRUST, AS HOLDERS OF THE SERIES A NOTES (AS DEFINED THEREIN), SACHS CAPITAL MANAGEMENT LLC, SPENSYD ASSET MANAGEMENT LLLP AND SCOTT A. ROBERTS, AS HOLDERS OF THE SERIES B NOTES (AS DEFINED THEREIN), TRIARC DEERFIELD HOLDINGS, LLC, AS COLLATERAL AGENT, DEERFIELD & COMPANY LLC AND DEERFIELD CAPITAL CORP. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

                              (j)       Any financing statements filed while this Section 2 is in effect shall be filed for purposes of perfecting the Series B Liens before any financing statement is filed for purposes of perfecting the Series A Liens.

                    2.2         Lien Subordination.

     All Series A Liens now or hereafter existing with respect to any Collateral, including without limitation judgment Liens, shall be subject, subordinate and junior in all respects and at all times to the Series B Liens now or hereafter existing with respect to such Collateral. To the extent the Claims are secured by a common Lien, the rights and interests of the Series A Holders in respect of such Lien shall be deemed to be subject, subordinate and junior in all respect to the rights of the Series B Holders in respect of such Lien.

                    2.3         Enforcement Rights.

                              (a)       Each Series A Holder agrees that until all Series B Claims have been Paid in Full, (i) it will not take any Enforcement Action with respect to any Collateral; and (ii) subject to the terms of this Agreement, Series B Administrative Holder may, at its option at any time while an Event of Default exists under the Series B Note Documents, take any Enforcement Action and exercise any right or remedy it deems appropriate in connection therewith with respect to the Collateral. Until the Series B Claims are Paid in Full, Series B Administrative Holder shall have the exclusive right to instruct the Collateral Agent in respect of any remedies to be taken in respect of Collateral. However, notwithstanding anything to the contrary in the foregoing, if the Series B Administrative Holder has not instructed the Collateral Agent to initiate Enforcement Action with respect to a substantial portion of the

Collateral, the Series A Administrative Holder may deliver written notice to the Series B Administrative Holder requesting that such Enforcement Action be taken and, if Series B Administrative Holder has not instructed the Collateral Agent to initiate Enforcement Action with respect to a substantial portion of the Collateral within 180 days after receipt of such notice, then Series A Administrative Holder may so instruct the Collateral Agent, provided, however, that if Series A Administrative Holder subsequently pursues Enforcement Actions with respect to a substantial portion of the Collateral, Series A Administrative Holder shall cease any Enforcement Action then pending and shall not pursue further Enforcement Action.

                              (b)       Series A Administrative Holder, on behalf of itself and the other Series A Holders, agrees that it shall take such actions (at the sole cost and expense of Issuer) as Series B Administrative Holder shall request in connection with the exercise by Series B Holders of its rights set forth herein.

                              (c)       Except as provided in subsections (d) and (e) hereof, if any Holder shall enforce its rights or remedies in violation of the terms of this Agreement, Issuer shall not be entitled to use such violation as a defense to any action by any Holder, nor to assert such violation as a counterclaim or basis for set-off or recoupment against any Holder.

                              (d)       If any Series A Holder, contrary to this Agreement, commences or participates in any Enforcement Action against the Collateral, Note Parties, with the prior written consent of Series B Administrative Holder, may interpose as a defense or dilatory plea the making of this Agreement, and any Series B Holder may intervene and interpose such defense or plea in its or their name or in the name of Issuer.

                              (e)       Should any Series A Holder, contrary to this Agreement, in any way take, or attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Series B Holder (in its or their own name or in the name of Issuer) or Issuer may obtain relief against such Series A Holder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by Series A Administrative Holder on behalf of each Series A Holder that (A) Series B Holders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (B) each Series A Holder waives any defense that Issuer and/or Series B Holders cannot demonstrate damage and/or be made whole by the awarding of damages.

                    2.4         Standstill and Waivers. Each Series A Holder agrees that until the Series B Claims are Paid in Full:

                              (a)       it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by Series B Administrative Holder or any other Series B Holder or any other Enforcement Action taken by or on behalf of Series B Administrative Holder or any other Series B Holder (provided, however, that the foregoing will prohibit Series A Holders from enforcing restrictions on asset sales set forth in the Series A Note Documents only if (i) an Event of Default has occurred and is continuing under the Series B Note Documents or (ii) such restrictions were added after the date hereof without either the consent of Series B Administrative Holder or the addition of the same restriction in the Series B Note Documents);

                              (b)       except as provided in Section 2.3(a), it has no right to (i) direct Collateral Agent to exercise any right, remedy or power with respect to the Collateral or any Series A Note Document, (ii) consent or object to the exercise by Series B Administrative Holder or any other Series B

Holder of any right, remedy or power with respect to the Collateral or pursuant to the Series B Note Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, it hereby irrevocably waives such right);

                              (c)       it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, the Collateral or pursuant to the Series A Note Documents; and

                              (d)       except as provided in Section 2.3(a), it will not take any other Enforcement Actions against Collateral under the Series A Note Documents.

                              (e)       Nothing in the foregoing shall prohibit Series A Holders from (i) bidding for or purchasing Collateral at a foreclosure sale or in any private sale process, (ii) joining in any foreclosure proceeding for the purpose of protecting its Liens or (iii) receiving proceeds of Collateral pursuant to Section 2.6.

                    2.5         Insolvency or Liquidation Proceedings.

                              (a)       In the event of an Insolvency Proceeding, the Series B Holders shall be entitled in any such proceeding to receive Payment in Full, of all Series B Claims before any Series A Holder is entitled in such proceeding to receive any payment on account of the Series A Claims owed to such Series A Holder, and to that end in any such proceeding, so long as any Series B Claim remains outstanding, any payment or distribution of any kind or character (other than any Reorganization Securities) whether in cash or in other property, to which any Series A Holder would be entitled but for the provisions hereof, shall be delivered to the Series B Administrative Holder for distribution to the Series B Holders to the extent necessary to make Payment in Full, of all Series B Claims remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Series B Claims.

                              (b)       Upon the commencement of an Insolvency Proceeding with respect to Issuer or any other Note Party, Series A Holder shall be deemed, in order to effectuate the subordination set forth above, to have granted to the Series B Administrative Holder, as agent for the Series B Holders, as of the date of the commencement of such Insolvency Proceeding the right, subject to the terms of this Agreement, to collect all payments and distributions of any kind and description, whether in cash or other property, paid or payable in respect of any claims or demands of Series A Holder against Issuer or any other Note Party arising from the Series A Claims until the Payment in Full of all Series B Claims. Upon the commencement of an Insolvency Proceeding, each Series A Holder shall also be deemed to have granted to the Series B Administrative Holder, as agent for the Series B Holders, the full right (but not the obligation), subject to the terms of this Agreement, in its own name or in its name as attorney in fact for such Series A Holder, to collect and enforce said claims and demands of such Series A Holder by suit or otherwise (except for any proof of claim) in any Insolvency Proceeding.

                              (c)       Until the Series B Claims are Paid in Full, each Series A Holder agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by Series B Administrative Holder (including the validity and enforceability thereof) or any other Series B Holder or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (i) Series A Administrative Holder may defend against any action in a bankruptcy to avoid its Lien on the Collateral, (ii) Series A Holders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Series A Holders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, and (iii) Series A Holders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Series A Claims and the Collateral.

                              (d)       Until the Series B Claims are Paid in Full, if any Note Party becomes subject to any Insolvency Proceeding, and if Series B Administrative Holder or Series B Holders desire to consent (or not object) to the use of cash collateral on which Series B Holders or any other creditor has a Lien or to provide financing to any Note Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Note Party by any Person (“DIP Financing”), then Series A Holders agree that they (i) will be deemed to have consented to, and will raise no objection to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept any form of adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in subsection (f) below, and (iii) to the extent the Liens in favor of Series B Holders are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) the Liens in favor of Series A Holders (x) to such DIP Financing with the same terms and conditions as the Liens in favor of Series B Holders are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to Series B Holders and (z) to any “carve-out” for administrative, professional and United States Trustee fees agreed to by Series B Administrative Holder or Series B Holders; provided, however, that (A) subject to any such “carve” out under the foregoing clause (z), the Series A Holders retain a Lien on the Collateral (including proceeds thereof-arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing as described above), (B) the Series A Holders receive (without objection from the Series B Holders) a replacement Lien on post-petition assets in which the Series B Holders have a replacement Lien securing the Series B Claims, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing, provided that the inability of the Series A Holders to receive a Lien on actions under Chapter 5 of the Bankruptcy Code and proceeds thereof shall not affect the agreements and waivers set forth in this clause (d)), and (C) the aggregate principal amount of the DIP Financing together with the principal amount of the Series B Claims does not exceed the Maximum First Lien Principal Amount. Nothing in this paragraph will restrict the Series A Holders from raising any objection to the terms of the DIP Financing that could be raised by an unsecured creditor.

                              (e)       Series A Holders agree that until the Series B Claims are Paid in Full, they will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of Series B Administrative Holder (which consent shall not be unreasonably delayed, conditioned or withheld).

                              (f)       Series A Holders agree that until the Series B Claims are Paid in Full, they shall not object to, contest, or support any other Person objecting to or contesting, (i) any request by Series B Administrative Holder or any other Series B Holder for adequate protection, (ii) any objection by Series B Administrative Holder or any other Series B Holder to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Series B Administrative Holder or any other Series B Holder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section 2, in any Insolvency Proceeding, (x) Series A Holders may seek, support, accept or retain adequate protection (A)

only if Series B Holders are granted adequate protection that includes replacement Liens on additional collateral and superpriority claims and (B) solely in the form of (1) a replacement Lien on such additional collateral, subordinated to the Liens in favor of Series B Holders and such DIP Financing on the same basis as the other Liens in favor of Series A Holders are so subordinated to the Series B Claims under this Agreement subject to the “carve-out” in Section 2.5(d)(iii)(z) above and (2) solely to the extent that the Collateral pledged to secure the Series A Claims has been diminished in connection with such Insolvency Proceeding, superpriority claims junior in all respects to the superpriority claims granted to Series B Holders, and (y) in the event Series A Administrative Holder receives adequate protection, including in the form of additional collateral, then Series A Holders agree that Series B Administrative Holder shall have a senior Lien and claim on such adequate protection as security for the Series B Claims and that any Lien on any additional collateral securing the Series A Claims shall be subordinated to the Liens on such collateral securing the Series B Claims and any other Liens granted to Series B Holders as adequate protection, with such subordination to be on the same terms that the other Liens securing the Series A Claims are subordinated to such Series B Claims under this Agreement.

                              (g)       Neither Series A Administrative Holder nor any other Series A Holder shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Note Party that is supported by Series B Holders, and Series A Administrative Holder and each other Series A Holder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by Series B Holders and to have released its Liens in such assets upon the consummation of such sale so long as the net proceeds thereof are used to pay down the Series B Claims.

                              (h)       Series A Administrative Holder and each other Series A Holder acknowledges and agrees that (i) the grants of Liens pursuant to the Series B Note Documents and the Series A Note Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Series A Claims are fundamentally different from the Series B Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Series B Holders and Series A Holders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then Series A Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against Note Parties in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by Series A Holders), Series B Holders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by Series A Administrative Holder or any other Series A Holder, with Series A Administrative Holder and each other Series A Holder hereby acknowledging and agreeing to turn over to Series B Holders amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of Series A Holders.

                              (i)      Nothing contained herein shall prohibit or in any way limit Series B Administrative Holder or any other Series B Holder from objecting in any Insolvency Proceeding or otherwise to any action taken by Series A Administrative Holder or any other Series A Holder, including the seeking by Series A Administrative Holder or any other Series A Holder of adequate protection or the asserting by Series A Administrative Holder or any other Series A Holder of any of its rights and remedies under the Series A Note Documents or otherwise.

                              (j)       To the extent that Series A Administrative Holder or any other Series A Holder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, Series A Administrative Holder and each other Series A Holder agrees not to assert any of such rights without the prior written consent of Series B Administrative Holder; provided that if requested by Series B Administrative Holder, Series A Administrative Holder shall timely exercise such rights in the manner requested by Series B Administrative Holder, including any rights to payments in respect of such rights.

                              (k)       Each Series A Holder hereby waives any right to charge, or encourage or request any party to charge, the Collateral pursuant to Section 506(c) of the Bankruptcy Code. Each Series A Holder will not challenge or oppose, join with any party challenging or opposing or encourage any party to oppose or challenge or take any action whatsoever to impair the exercise by the Series B Holders of the rights and remedies granted to the Series B Holders in the Series B Note Documents.

                              (l)       Notwithstanding anything to the contrary in the foregoing, in an Insolvency Proceeding, Series A Holders may raise any objection or take any other action that could otherwise be raised or taken by an unsecured creditor.

                    2.6         Distributions of Payments and Proceeds of Collateral.

          All amounts received by Collateral Agent or any Noteholder in respect of any Claims during the continuation of any Event of Default under any of the Note Documents (other than Reorganization Securities received by the Series A Holders in accordance with Section 2 hereof), and all realizations upon the Collateral or any part thereof (whether occurring before or after the commencement of a case under the Bankruptcy Code and including realizations resulting from sales by a Note Party under Section 363 of the Bankruptcy Code), including, without limitation, any realizations by way of an Enforcement Action, shall be applied as follows:

                              (i)      First, to the Collateral Agent’s reasonable costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder;

                              (ii)      Second, to Series B Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series B Administrative Holder in connection therewith, and all amounts for which Series B Administrative Holder is entitled to indemnification under the Series B Note Documents;

                              (iii)      Third, to the Series B Claims until the Series B Claims are Paid in Full in accordance with the Series B Note Documents;

                              (iv)     Fourth, to Series A Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series A Administrative Holder in connection therewith, and all amounts for which Series A Administrative Holder is entitled to indemnification under the Series A Note Documents;

                              (v)      Fifth, to the Series A Claims until the Series A Claims are Paid in Full in accordance with the Series A Note Documents; and

                              (vi)     Sixth, to the parties entitled thereto as their interests may appear or as otherwise required by applicable law.

                    2.7         Releases of Security Interests. While any Event of Default has occurred and is continuing under the Series B Note Documents:

                              (a)       Series A Holders will cooperate and provide any necessary or appropriate releases with respect to the Collateral to permit an Enforcement Action by Series B Administrative Holder, free and clear of Series A Holders’ Lien.

                              (b)       In the event of a sale or other disposition of Collateral by a Note Party in accordance with the terms of the Series B Note Documents or, if required under the Series B Note Documents, with the consent of Series B Holders, if such Series B Holders are releasing their first priority Lien in connection therewith, the Lien of Series A Holders on such Collateral automatically shall be released and discharged to the extent the Lien of Series B Holders on such Collateral is released and discharged, and Series A Administrative Holder shall promptly execute and deliver any releases or other documents requested by Series B Administrative Holder to evidence such release and discharge; provided that the Liens of Secured Parties in such Collateral shall attach to the Proceeds of such sale or other disposition, and the provisions of this Agreement shall be otherwise applicable to such Proceeds (including any provisions with respect to priority of Liens in such Proceeds, or application thereof to the Claims of Secured Parties).

                              (c)       Until the Series B Claims are Paid in Full, Series A Administrative Holder, for itself and on behalf of Series A Holders, hereby irrevocably constitutes and appoints Series B Administrative Holder and any officer or agent of Series B Administrative Holder, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Series A Administrative Holder or such holder or in Series B Administrative Holder’s own name, from time to time in Series B Administrative Holder’s discretion, for the purpose of carrying out the terms of this Section 2.7, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.7, including any endorsements or other instruments of transfer or release.

                              (d)       In connection with any Enforcement Action, Series A Holders agree that Series B Holders may release or refrain from enforcing Series A Holders’ Lien in the Collateral, or permit the use or consumption of such Collateral by a Note Party free of such Series A Holders’ Lien, in each case to the same extent that Series B Holders release, refrain from enforcing or permit the use or consumption of such Collateral by a Note Party free of their own Lien, without incurring any liability to Series A Holders.

                    2.8         Waiver of Right to Require Marshaling. Each Series A Holder expressly waives any right that it otherwise might have to require any Series B Holder to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Series B Holder shall be required to enforce any guaranty or any Lien given by any Person as a condition precedent or concurrent to the taking of any Enforcement Action.

                    2.9         Series A Holders Option to Purchase Series B Notes.

                              (a)       Without prejudice to the enforcement of remedies, the Series B Holders agree that upon and during the continuation of a Purchase Event (as defined below), one or more of the Series A Holders may request, and the Series B Holders hereby offer the Series A Holders the option, to purchase all, but not less than all, of the aggregate principal amount of all outstanding Series B Claims (other than unmatured contingent obligations) at the time of purchase at par and accrued and unpaid interest, fees and expense reimbursement claims, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Series B Note Documents)) and to assume all other obligations of the Series B Holders pursuant to the Series B Note Documents and this Agreement (including, without limitation, obligations under Section 4 of this Agreement). If such right is exercised, the exercising party shall give written notice of such exercise to the Series B Holders, and upon receipt of such notice the Series B Holders shall be obligated to sell the Series B Claims as contemplated hereby and the parties shall endeavor to close promptly thereafter but in any event within ten (10) Days of delivery of an exercise notice. A Purchase Event shall exist (a) following the acceleration of the maturity of any Notes until the rescission or annulment of such acceleration pursuant to applicable Note Documents, (b) upon the occurrence of an Event of Default under any Note Document; (c) upon the commencement of an Insolvency Proceeding; (d) taking of any Enforcement Actions by or at the instruction of any Series B Holder, and (e) the onset of any Standstill Period (each, a “Purchase Event”). The foregoing notwithstanding, a Purchase Event and the purchase right granted under this Section 2.9 shall cease to exist thirty (30) days after the initial occurrence of such Purchase Event. If one or more of the Series A Holders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to such Series A Holders and Required Series B Holders. If none of the Series A Holders exercise such right during such Purchase Event, the Series B Holders shall have no further obligations pursuant to this Section 2.9(a) in respect of such Purchase Event. In any event, prior to the closing of any sale of Series B Claims hereunder, Series B Holders may take any actions in their sole discretion in respect of their rights under the Series B Note Documents, without regard to the Series A Holders’ rights hereunder, provided, however, that during the ten-day period after one or more Series A Holders has given notice exercising its purchase option hereunder, Series B Holders will not take any Enforcement Action or waive or release any Lien unless, in the good faith determination of the Series B Administrative Holder, delay of the Enforcement Action would have a reasonable likelihood of causing a diminution in the value of the Collateral or a waiver or forfeiture of rights in respect of Liens, it being further understood nothing in this sentence will prohibit the receipt and application of Proceeds of Collateral and other payments in accordance with Section 2.6.

                              (b)       Without prejudice to the enforcement of remedies, the Series B Holders agree that at any time on or before June 30, 2008, one or more of the Series A Holders may request, and each Series B Holders hereby offers the Series A Holders the option, to purchase all, but not less than all, of the aggregate principal amount of its respective Repriority Claims at par and accrued and unpaid interest, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Series B Note Documents)). If such right is exercised, the exercising party shall give written notice of such exercise to the Series B Holders, and upon receipt of such notice the Series B Holders identified in such notice shall be obligated to sell the Repriority Claims identified in such notice as contemplated hereby and the parties shall endeavor to close the corresponding Repriority Claims Purchase Event promptly thereafter but in any event within ten (10) Days of delivery of an exercise notice. If one or more of the Series A Holders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to such Series A Holders and Required Series B Holders. If none of the Series A Holders exercise such right by June 30, 2008, the Series B Holders shall have no further obligations pursuant to this Section 2.9(b) in respect of such Repriority Claims Purchase Event. In any event, prior to the closing of any sale of Repriority Claims hereunder, Series B Holders may take any actions in their sole discretion in respect of their rights under the Series B Note Documents, without regard to the Series A Holders’ rights hereunder, provided, however, that during the ten-day period after one or more Series A Holders has given notice exercising its purchase option hereunder, Series B Holders will not take any Enforcement Action or waive or release any Lien unless, in the good faith determination of the Series B Administrative Holder, delay of the Enforcement Action would have a reasonable likelihood of causing a diminution in the value of the Collateral or a waiver or forfeiture of rights in respect of Liens, it being further understood nothing in this sentence will prohibit the receipt and application of Proceeds of Collateral and other payments in accordance with Section 2.6.

Notwithstanding anything to the contrary in the foregoing, no purchase of Sachs Repriority Claims may be made under this paragraph unless all Sachs Repriority Claims are purchased hereunder.

                    2.10      Further Assurances.

                The Series A Holders and Series A Administrative Holder shall cooperate in all respects with the Series B Holder and Series B Administrative Holder, and take all action reasonably requested by the Series B Holders and Series B Administrative Holder to effectuate this Section 2.

                    2.11      Restriction on Amendments. The Noteholders shall not, without the consent of the requisite voting majority of the Series A Holders under the Series A Note Documents and the requisite voting majority of the Series B Holders under the Series B Note Documents, amend or modify Note Documents to:

                              (a)       shorten the final maturity of, or require any scheduled payment of, principal or require additional mandatory payments of principal (but nothing in this paragraph restricts acceleration of obligations as a remedy for default);

                              (b)       increase interest rates (except by application of default interest provided for in the Note Documents as in effect on the date hereof);

                              (c)       add a covenant or an Event of Default that would directly restrict one or more Note Parties from making payments under the Note Documents which would otherwise be permitted under the Note Documents as in effect on the date hereof;

                              (d)       add any new Event of Default or covenant under the Note Documents, or make any Event of Default or covenant more restrictive.

          SECTION 3.    Repriority Event. If the Repriority Event occurs on or before June 30, 2008, then Section 2 shall immediately cease to apply and this Section 3 shall immediately commence to apply. Conversely, the terms of this Section 3 shall not apply prior to the Repriority Event, and if the Repriority Event has not occurred on or prior to June 30, 2008, then Section 2 shall continue to apply after such date, regardless of any amounts subsequently received by Series B Holders, and this Section 3 shall be deemed terminated and of no further force or effect. The parties hereto agree that the following terms shall apply in the event this Section 3 applies in accordance with the foregoing:

                    3.1         Pari Passu Status. The Claims shall be deemed to be pari passu and equal in right of payment, and all Liens securing the Claims shall be deemed to be equal in priority, and shall be deemed to equally and ratably secure all Claims, notwithstanding the time or order of filing of any financing statements or any other action taken in respect of attachment or perfection of any Liens.

                    3.2         Allocation of Payments.

                    Except for the payments described in the definition of the term “Repriority Event” resulting in the application of this Section 3, all payments of principal and interest in respect of Notes shall be made ratably to the Noteholders in proportion to each Noteholder’s Pro Rata Share. Expense reimbursements and indemnification payments may be received and retained by the parties entitled thereto under the Note Documents. Any payment received by a Noteholder in violation of the first sentence of this Section 3.2 shall be received in trust for the benefit of all Noteholders, and shall be delivered to the Collateral Agent for distribution to the Noteholders in accordance with parts “Third” and “Fourth” of Section 3.3.

                    3.3         Distributions of Payments and Proceeds of Collateral.

                    All amounts received by Collateral Agent or any Noteholder in respect of any Claims after an Event of Default in respect of any Note Document, and all realizations upon the Collateral or any part thereof (whether occurring before or after the commencement of a case under the Bankruptcy Code and including realizations resulting from sales by a Note Party under Section 363 of the Bankruptcy Code), including, without limitation, any realizations by way of an Enforcement Action, shall be applied as follows:

                              (i)      First, to the Collateral Agent’s reasonable costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder;

                              (ii)     Second, to Series B Administrative Holder’s and Series A Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series B Administrative Holder or Series A Administrative Holder in connection therewith, and all amounts for which Series B Administrative Holder or Series A Administrative Holder is entitled to indemnification under the Note Documents (it being agreed that to the extent amounts available for distribution under this clause are insufficient to cover all such amounts, such amounts shall be paid ratably in proportion to the amounts so tendered for payment by the Series B Administrative Holder and Series A Administrative Holder, respectively);

                              (iii)     Third, to the pro rata payment of interest accrued in respect of all Claims;

                              (iv)     Fourth, to the pro rata payment of all other Claims until all Claims are Paid in Full in accordance with the Note Documents; and

                              (v)      Fifth, to the parties entitled thereto as their interests may appear or as otherwise required by applicable law.

                    3.4         Amendment and Waiver of Note Documents.

                              (a)       Any amendment to or waiver of the terms of any of the Note Documents (other than this Agreement) shall require the consent of Required Noteholders, and any such amendment or waiver to which Required Noteholders and the Issuer have given their written consent shall be binding on the Noteholders as if the same had consented thereto and any such amendment, waiver or consent shall apply automatically to any comparable provision of any other Note Document automatically, without the consent of the parties thereto and without any other action of any other Person, provided that without the written consent of each Noteholder affected thereby, no such amendment, waiver or consent shall:

                            (i)       postpone any date fixed by any Note Document for any payment of the principal amount or interest due to the Noteholders (or any of them);

                            (ii)       reduce the principal or principal amount of, or the rate of interest specified herein on, any Note, or any other amounts payable under any other Note Document; provided that only the consent of the Required Noteholders shall be necessary to amend the definition of “Default Rate” set forth in any Note Document or to waive any obligation of the Issuer to pay interest at the Default Rate;

                              (iii)       change Section 2.07 of either of the Note Purchase Agreements in a manner that would alter the pro rata sharing of payments required thereby;

                              (iv)      change Section 9.01 of either of the Note Purchase Agreements or the definition of “Required Holders” set forth therein or any other provision thereof specifying the number, identity or percentage of Noteholders party thereto required to amend, waive or otherwise modify any rights thereunder or make any determination or grant any consent thereunder;

                              (v)        release all or substantially all of the Collateral securing the Claims or release all or substantially all of the Guarantors from their obligations under the Note Documents;

                              (vi)       alter any provisions, or waive any payment, with respect to any prepayment or redemption of the Notes, including providing for any such prepayment or redemption on any basis other than pro rata based on the aggregate principal amount of Notes outstanding;

                              (vii)       waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, under, and in each case defined in, the respective Note Purchase Agreements;

                              (viii)      make any Claim payable in any currency other than U.S. Dollars;

                              (ix)       impair the right of any Noteholder to institute suit for the enforcement of any payment on or with respect to the Notes; or

                              (x)       except as expressly permitted in the Note Documents, consent to the assignment or transfer by any Note Party of any of their rights or obligations under this Agreement or any other Note Document.

                              (b)       Any amendment or supplement to any Note Document which has been consented to by any Note Party and which is beneficial to the Noteholders party thereto shall be deemed to apply for the equal and ratable benefit of all other Noteholders with respect to Note Documents to which they are party. Any Noteholder may waive the benefit of this subsection (b) to the extent such waiver would not conflict with to subsection (a) above.

                    3.5         Acceleration of Notes.

                     Notwithstanding anything to the contrary in any Note Document, except in the case of automatic acceleration upon an Insolvency Proceeding (or similar event), no election by any Noteholder or group thereof to declare the principal amount outstanding under any Notes due prior to its stated maturity or to become subject to a mandatory offer to purchase by a Note Party, shall be effective unless approved by Required Noteholders.

                    3.6         Further Assurances.

                     The Series B Holders and Series B Administrative Holder shall cooperate in all respects with the Series A Holder and Series A Administrative Holder, and take all action reasonably requested by the Series A Holders and Series A Administrative Holder to or effectuate this Section 3.

          SECTION 4.    Appointment of Collateral Agent.Appointment and Authorization of Collateral Agent.

                    Each Noteholder hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action as contractual representative on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trustee or fiduciary relationship with any Noteholder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Note Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 4 are solely for the benefit of the Collateral Agent and the Noteholders and no Note Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Noteholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

                    4.2         General Immunity.

                              (a)      The Collateral Agent shall not be responsible to any Noteholder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Noteholders or by or on behalf of any Note Party in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Collateral Agent shall not have any liability arising from confirmations of the outstanding amount of the Notes.

                              (b)       Neither the Collateral Agent, nor any of its officers, partners, directors, employees, agents or affiliates shall be liable to Noteholders for any action taken or omitted by the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Collateral Agent’s or Collateral Agent’s gross negligence, willful misconduct or breach of this Agreement or any Note Document. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other

Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and, upon receipt of such instructions from the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Issuer and/or other Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of its acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies).

                              (c)       The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including Section 4.2(b)) shall apply to the Affiliates of the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 4.2 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Note Parties and the Noteholders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Collateral Agent and not to any Note Party, Noteholder or any other Person and no Note Party, Noteholder or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

                    4.3         Collateral Matters.

                    The Noteholders irrevocably authorize the Collateral Agent, at its option and in its discretion:

                              (a)       to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Note Documents;

                              (b)       to release any Lien on any property granted to or held by the Collateral Agent under any Note Document (i) upon termination of the Payment in Full of all Obligations, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted under each of the Note Purchase Agreements, (iii) in accordance with any provision for the release thereof provided for in the Note Documents or this Agreement, (iv) pursuant to the instructions of the Series B Administrative

Holder in accordance with Section 2.7 of this Agreement (so long as such provision applies) in connection with any Enforcement Action, or (v) subject to Section 3.4(a)(v) hereof and Section 9.01 of each of the Note Purchase Agreements, and so long as Section 3 applies, if so requested (or consented to) by the Required Noteholders;

                              (c)       to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 6.02 of each of the Note Purchase Agreements;

                              (d)       to take any action to permit any Lien on any property granted to or held by the Collateral Agent under any Note Document to be equal in priority with the Liens securing the Claims to the extent permitted by Section 6.02 of each of the Note Purchase Agreements; and

                              (e)       following any such release or subordination described in the preceding clauses (b) and (c), to deliver to the Issuer or any other Person, at its expense, any Collateral so released that is then held by the Collateral Agent hereunder and to execute and deliver to the Issuer or any other Person such releases or other documents as the Issuer or such Person shall request to evidence or effectuate such release or subordination of Liens (including UCC termination statements, intercreditor agreements and collateral agency agreements).

                              (f)       Upon request by the Collateral Agent at any time, the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 4.3.

                    4.4         Duties in the Case of Enforcement.

                    In case one of more Events of Default have occurred and shall be continuing, the Collateral Agent shall, if (a) so requested (or consented to) by the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and (b) the Noteholders have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of any Note Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property). The Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition to the extent permitted under the terms hereof, the Noteholders hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                    4.5         Right to Indemnity.

                    Each Noteholder, in proportion to its Pro Rata Share at the time any claim therefor is made, severally agrees to indemnify Collateral Agent, to the extent that Collateral Agent shall not have been reimbursed by any Note Party (but without limiting any Note Party’s reimbursement obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Note Documents or otherwise in its capacity as Collateral Agent in any way relating to or arising out of this Agreement or the other Note Documents; provided, no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent’s gross negligence or willful misconduct or breach of this Agreement or any Note Document. If any indemnity furnished to Collateral Agent for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Noteholder to indemnify Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Noteholder’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Noteholder to indemnify Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

                    4.6 Instruction of Collateral Agent.

                              (a)       If any Event of Default occurs and is continuing, the Collateral Agent shall, at the request of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies), take any or all of the following actions:

                              (i)       exercise on behalf of itself and the Noteholders all rights and remedies available to it and the Noteholders under the Collateral Documents or applicable law, which shall include the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; or (ii) granted to the Collateral Agent under any other applicable Law any other agreement between any Note Party and the Collateral Agent;

                              (ii)       All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in Collateral Agent’s or the discretion of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies), alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Note Party of this Agreement or any of the Note Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of the Collateral Agent or the Noteholders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.

                              (b)       The Collateral Agent shall not take any action at the instruction of or for the benefit of Series A Holders if Series A Holders would be prohibited from taking such action by Section 2 of this Agreement.

                    4.7         Successor Collateral Agent.

                              (a)       The Collateral Agent may resign at any time by giving twenty days’ prior written notice thereof to the Noteholders and the Issuer. Upon any such notice of resignation, the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) shall have the right to appoint a successor Collateral Agent. The Collateral Agent’s resignation shall become effective twenty days after delivery by the Collateral Agent of the notice referred to in the first sentence of this Section 4.7 (the “Resignation Date”). On the Resignation Date, such retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder. Any successor Collateral Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

                              (b)       If the Repriority Event does not timely occur, Series B Holders may at any time thereafter appoint a replacement Collateral Agent.

                              (c)       In the event the Collateral Agent resigns or is replaced, the Issuer and the Noteholders shall cooperate in every manner reasonably requested by the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and the successor Collateral Agent to facilitate the transfer of Liens (and perfection thereof), Collateral and related responsibilities to such replacement Collateral Agent, which cooperation shall include modification of the terms applicable to the Collateral Agent to the extent necessary to conform to such replacement Collateral Agent’s standard terms for such engagements. Each of the Noteholders acknowledges and agrees in advance that such modifications may include additional waivers and other terms that diminish the rights of the Noteholders relating to the Collateral Agent.

                              (d)       Notwithstanding any other provision herein, the Initial Collateral Agent may assign its rights and obligations hereunder to any of its Affiliates without the consent of any other Person.

                    4.8         Amendments.

                    Notwithstanding anything to the contrary in the Agreement or in any Note Document, no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under this Agreement or any other Note Document.

          SECTION 5.    Miscellaneous. The allocation of claim and Lien priorities set forth in this Agreement shall govern the relationship and the relative priority of the Noteholders with respect to the Collateral irrespective of the time or order of attachment or perfection of any of Liens, the time or order of filing of financing statements, the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other Liens, the rules for determining priority under the UCC or any other law or rule governing relative priorities of Secured Parties, and the fact that any Liens with respect to any Collateral are subordinated, voided, avoided, invalidated or lapsed, or any other circumstances whatsoever. Any Lien granted to secure Claims is intended by the Note Parties, and shall deemed for all purposes, to constitute two separate Lien grants, one for the purpose of securing the Series B Claims, and one for the purpose of securing Series A Claims, the relative priorities of which shall be determined by the terms of this Agreement.

                              (b)       Each of the Collateral Agent, Series A Administrative Holder and each Series A Holder agrees that it shall not directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection or priority of any of the Series B Claims, any of the documents or instruments evidencing such Series B Claims or Series B Liens. Each of the Collateral Agent, Series B Administrative Holder and each Series B Holder agrees that it shall not directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection or priority of any of the Series A Claims, any of the documents or instruments evidencing such Series A Claims or Series A Liens. Each Holder hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before or after any Insolvency Proceeding or other proceeding. Each Holder hereby waives any right to require the Holders to marshall the Collateral for the Claims.

                              (c)       For the purposes of the allocation of priorities, any claim of a right of set-off shall be treated in all respects as a security interest, and no claimed right of set-off shall be asserted by (x) any Series A Holder to defeat or diminish the rights or priorities of any Series B Lien or Series B Claim, or (y) any Series B Holder to defeat or diminish the rights or priorities of any Series A Lien or Series A Claim.

                              (d)       The parties hereto agree that, except in an Insolvency Proceeding (and to the extent not otherwise prohibited by this Agreement) Series B Holders shall not, without the consent of Series A Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series B Claims which assets are not also subject to Lien of the priority required by this Agreement in favor of the Series A Holders under the Series A Note Documents. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series B Claims unless this subsection (d) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series A Claims.

                              (e)       Each party to this Agreement shall promptly execute and deliver to any other party hereto any and all financing statements, subordination agreements and other documents reasonably requested by such party to the extent necessary to effectuate the terms of this Agreement.

                              (f)       All terms used in this Agreement and not otherwise defined herein shall have the meanings as set forth in Article 9 of the Uniform Commercial Code as in effect in the State of New York as in effect from time to time. Except as otherwise provided herein, priority shall be in accordance with the provisions of the UCC.

                              (g)       The parties hereto agree that until all Series B Claims have been Paid in Full, Series A Holders shall not, without the consent of Series B Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series A Claims which assets are not also subject to the first priority Lien in favor of the Series B Holders under the Series B Note Documents unless the Series B Holders have intentionally released their Lien on Collateral prior to the occurrence of any Event of Default. If any Series A Holder shall, in violation of this Agreement, acquire or hold any Lien on any assets of any Note Party securing any Series A Claims, which assets are not also subject to the first priority Lien in favor of Series B Holders under the Series B Note Documents, then Series A Holders shall, notwithstanding anything to the contrary in any other Series A Note Document, (i) be deemed to hold and have held such Lien for the benefit of Series B Administrative Holder as security for the Series B Claims and shall assign such Lien to Collateral Agent for the benefit of Series B Administrative Holder (in which case Collateral Agent may retain a junior Lien on such assets for the benefit of Series A Administrative Holder subject to the terms hereof) or (ii) if so requested by Series B Administrative Holder, release such Lien. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series A Claims unless this subsection (g) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series B Claims.

                              (h)       The parties hereto agree that until all Series A Claims have been Paid in Full, Series B Holders shall not, without the consent of Series A Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series B Claims which assets are not also subject to the second priority Lien in favor of the Series A Holders under the Series A Note Documents unless the Series B Holders have intentionally released their Lien on Collateral prior to the occurrence of any Event of Default. If any Series B Holder shall, in violation of this Agreement (and except as permitted by Section 2.5), acquire or hold any Lien on any assets of any Note Party securing any Series B Claims, which assets are not also subject to the second priority Lien in favor of Series A Holders under the Series A Note Documents, then Series B Holders shall, notwithstanding anything to the contrary in any other Series B Note Document, (i) be deemed to hold and have held such Lien for the benefit of Series A Administrative Holder as security for the Series A Claims and shall assign such Lien to Collateral Agent for the benefit of Series A Administrative Holder (in which case Collateral Agent may retain a senior Lien on such assets for the benefit of Series B Administrative Holder subject to the terms hereof) or (ii) if so requested by Series A Administrative Holder, release such Lien. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series B Claims unless this subsection (h) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series A Claims.

                              (i)       Subject to Section 5(q), this Agreement shall be binding upon, inure to the benefit of and be enforceable by Series B Holders, Series A Holders, Collateral Agent and in each case their respective successors and assigns, including without limitation in relation to any replacement agreement or facility existing at any time to refund, refinance, replace or renew (including subsequent or successive refinancings, replacements and renewals) the Series B Note Purchase Agreement or the Series A Note Purchase Agreement. Each party hereto represents and warrants that it is authorized to enter into this Agreement.

                              (j)       This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Note Party shall include such Note Party as a debtor-in-possession and any receiver or trustee for such Note Party in any Insolvency Proceeding.

                              (k)       This Agreement is intended by the parties as a final expression of their agreement relating to the subject matter hereof and is intended as a complete statement of the terms and conditions of their agreement relating to the subject matter hereof.

                              (l)       No failure or delay on the part of any Secured Party in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

                              (m)       Each notice hereunder shall be in writing and may be personally served or sent by fax or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of fax, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing provisions of this Section 5(m), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on the signature pages hereof. In the event that Collateral Agent or any Noteholder shall be required by the

UCC or any other applicable law to give any notice to any other Noteholder, such notice shall be given in accordance with this paragraph and, as between such parties, five days’ notice shall be conclusively deemed to be commercially reasonable.

                              (n)       This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                              (o)       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                              (p)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                              (q)       This Agreement shall terminate (except with respect to unasserted indemnification obligations) upon Payment in Full of all Series B Claims without further action on the part of the parties hereto.

                              (r)       Amendments; Waivers. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the requisite voting majority of Series B Holders under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement, and, solely if such amendment, modification, supplement, termination, consent or waiver is to Section 3.4 hereof or the definition of Repriority Event or is materially adverse to or otherwise materially changes the obligations of any Note Party, Issuer; provided, however, that Issuer shall be deemed to have given its consent five Business Days after the date notice of any such amendment, modification, supplement, termination, consent or waiver has been delivered to Issuer unless such consent is expressly refused by Issuer prior to such day. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

                              (s)       Each of the Noteholders and the Collateral Agent understands that the Issuer has undertaken to provide collateral and additional guarantees for the Fifth Third Facility, and to cause the Note Documents and Liens securing same to be subordinated to the Fifth Third Facility and Liens securing same. The Noteholders and the Collateral Agent agree to reasonably cooperate with the Issuer’s efforts to provide such collateral, on terms reasonably acceptable to the Noteholders, and the Noteholders agree to subordinate their respective Claims to the Fifth Third Facility, and to modify their respective Note Documents as necessary to accommodate such collateral (including the priority of the Liens with respect thereto) and additional guarantees, provided such subordination terms, and any such modifications, are reasonably acceptable to the Noteholders. For purposes of the preceding sentence, the acceptance of the Noteholders will be determined by the requisite voting majority of Series B Holders under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement (if Section 2 applies) or the Required Noteholders (if Section 3 applies). The Issuer agrees that modification of the Fifth Third Facility will be made subject to restrictions in substantially the form of those set forth in Section 2.11 mutatis mutandis, and that the waiver of such restrictions will require the consent of the requisite voting majority of Series B Holders under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement (if Section 2 applies) or the Required Noteholders (if Section 3 applies).

                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PARENT:

DEERFIELD CAPITAL CORP.

By:		/s/ Frederick L. White
	Name:	Frederick L. White
	Title:	Senior Vice President, General
Counsel and Secretary

ISSUER:

DEERFIELD & COMPANY LLC

By:		/s/ Luke Knecht
	Name:	Luke Knecht
	Title:	Chief Operating Officer

COLLATERAL AGENT:

TRIARC DEERFIELD HOLDINGS, LLC.

By:		/s/ Francis T. McCarron
	Name:	Francis T. McCarron
	Title:	Executive Vice President

SERIES A NOTEHOLDERS:

TRIARC DEERFIELD HOLDINGS, LLC

By:		/s/ Francis T. McCarron
	Name:	Francis T. McCarron
	Title:	Executive Vice President

/s/ Jonathan W. Trutter
JONATHAN W. TRUTTER

/s/ Paula Horn
PAULA HORN

JOHN K. BRINCKERHOFF AND LAURA R.
BRINCKERHOFF REVOCABLE TRUST

By:		/s/ John K. Brinckerhoff
	Name:	John K. Brinckerhoff
	Title:	Trustee

SERIES B NOTEHOLDERS:

SACHS CAPITAL MANAGEMENT LLC

By:		/s/ Gregory H. Sachs
	Name:	Gregory H. Sachs
	Title:	Manager

SPENSYD ASSET MANAGEMENT LLLP

By: Rosedon Capital Holdings, LLC, its General Partner

	By:	/s/ Gregory H. Sachs
	Name:	Gregory H. Sachs
	Title:	Manager

/s/ Scott A. Roberts
SCOTT A. ROBERTS

CONSENT OF NOTE PARTIES AND AGREEMENT TO BE BOUND

                    Each of the undersigned Note Parties has read the foregoing Agreement and consents thereto and agrees to be bound thereby. Each of the undersigned Note Parties agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that no Noteholder or Collateral Agent shall have any liability to any Note Party for acting in accordance with the provisions of the foregoing Agreement. Each Note Party understands that, other than Section 3.4 of, and the definition of Repriority Event under, the foregoing Agreement, the foregoing Agreement is for the sole benefit of Series B Holders and Series A Holders and Collateral Agent and their respective successors and assigns, and that other than with respect to Section 3.4 of, and the definition of Repriority Event under, the foregoing Agreement such Note Party is not an intended beneficiary or third party beneficiary thereof.

Dated as of December 21, 2007

DEERFIELD & COMPANY LLC

By:		/s/ Luke Knecht
	Name:	Luke Knecht
	Title:	Chief Operating Officer

DFR MERGER COMPANY, LLC

By:		/s/ Luke Knecht
	Name:	Luke Knecht
	Title:	Chief Operating Officer

DEERFIELD TRIARC CAPITAL CORP.

By:		/s/ Frederick L. White
	Name:	Frederick L. White
	Title:	Senior Vice President, General
Counsel and Secretary

DEERFIELD CAPITAL MANAGEMENT LLC

By:		/s/ Luke Knecht
	Name:	Luke Knecht
	Title:	Chief Operating Officer

DEERFIELD TRIARC CAPITAL LLC

By:		/s/ Frederick L. White
	Name:	Frederick L. White
	Title:	Senior Vice President, General
Counsel and Secretary

DFR TRS I CORP.

By:		/s/ Frederick L. White
	Name:	Frederick L. White
	Title:	Senior Vice President, General
Counsel and Secretary

DFR COMPANY I LLC

By:		/s/ Frederick L. White
	Name:	Frederick L. White
	Title:	Senior Vice President, General
Counsel and Secretary